Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the 9th day of May, 2019, by DOMINION BRIDGEPORT FUEL CELL, LLC, a Virginia limited liability company, which will be changing its name to Bridgeport Fuel Cell, LLC in accordance with Section 6.24 of the Credit Agreement (defined below), having a principal place of business at c/o Fuel Cell Energy, 3 Great Pasture Road, Danbury, Connecticut 06810 (the “Debtor”), in favor of LIBERTY BANK, a mutual savings bank having an office at 315 Main Street, Middletown, Connecticut 06457, in its capacity as Administrative Agent for itself and the other Secured Parties (in such capacity, “Secured Party”).

RECITALS

WHEREAS, Debtor, in accordance with the Credit Agreement, has requested Lenders to extend to Debtor a term loan in the original principal amount of Twenty-Five Million and 00/100 U.S. Dollars (U.S. $25,000,000.00) (the “Loan”); and

WHEREAS, in order to more fully secure Debtor’s obligations under, among other things, the Credit Agreement and the other Loan Documents, Lenders have requested that Debtor, and Debtor has agreed to, execute and deliver this Agreement and to grant to Secured Party a perfected first priority security interest in the Collateral to secure Debtor’s obligations in connection with the Loan.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor and Secured Party do hereby agree as follows:

1.CONSTRUCTION AND DEFINITION OF TERMS.  All terms used herein without definition which are defined by the Connecticut Uniform Commercial Code shall have the meanings assigned to them by the Connecticut Uniform Commercial Code, as amended, unless and to the extent varied by this Agreement (provided that the term “document” shall not (except as used in the definition of Collateral) have the meaning provided for in the Connecticut Uniform Commercial Code).  All capitalized terms used herein without definition which are defined by the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.  All accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP.  Whenever the phrase “satisfactory to Secured Party” is used in this Agreement such phrase shall mean “satisfactory to Secured Party in its sole discretion”, unless otherwise specifically stated.  The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.  In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1“Agreement” means this Security Agreement and all amendments, restatements, extensions, modifications and supplements hereto.

1.2“Business Premises” shall mean Debtor’s place of business at 3 Great Pasture Road, Danbury, Connecticut 06810.

1.3“Collateral” shall mean all of Debtor’s assets, now owned and hereafter acquired, including, but not limited to, all of the following assets, property, interests and/or rights of Debtor, whether now owned or existing or hereafter created, acquired or arising or coming into existence, and wherever located or situated: (a) the Facility and the assets described on Schedule I attached hereto and incorporated herein by reference (the “Bridgeport Fuel Cells”) and the assets described on Schedule II attached hereto and incorporated herein by reference (the “Additional Fuel Cells” and together with the Bridgeport Fuel

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Cells, collectively, the “Fuel Cells”), as such  Schedule I and/or Schedule II may be amended, supplemented or updated from time to time; (b) accounts and all other forms of obligations owing to Debtor arising out of the sale, lease, license or assignment of goods or other property; (c) chattel paper (whether tangible or electronic); (d) commercial tort claims; (e) computer hardware and software and all rights with respect thereto, including, without limitation, any and all licenses (excluding any licenses granted to Debtor under the O&M Agreement), options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; (f) deposit accounts; (g) documents; (h) general intangibles (including all payment intangibles) and registered copyrights; (i) goods (including inventory, equipment, furniture, fixtures and any and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor); (j) instruments (including promissory notes); (k) inventory; (l) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); (m) securities and all other investment property, including, without limitation, certificated securities, uncertificated securities, and security entitlements; (n) supporting obligations; (o) money, any other contract rights or rights to the payment of money, insurance and insurance claims and proceeds; (p) all other assets of Debtor; and (q) the products and proceeds of all of the foregoing; provided, that the Collateral shall exclude the L/C Cash Collateral Account and the L/C Cash Collateral (as each is defined in the CGB Subordination Agreement) (collectively, the “Excluded Collateral”).  It is the intention of Debtor that the term “Collateral” include all assets of Debtor, except the Excluded Collateral.

1.4“Credit Agreement” means that certain Credit Agreement dated of even date herewith among Debtor, the Lenders party thereto from time to time, Liberty Bank, as Administrative Agent and Co-Lead Arranger, and Fifth Third Bank, an Ohio banking corporation, as Co-Lead Arranger, as amended, restated, extended, supplemented and/or otherwise modified from time to time.

1.5“Event of Default” shall mean any of the events described in Section 6 hereof.

1.6“Permitted Liens” shall mean Liens permitted by Section 7.01 of the Credit Agreement.

2.SECURITY

2.1Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Debtor hereby assigns, pledges, hypothecates and grants to Secured Party, for the ratable benefit of the “Secured Parties” (as defined in the Credit Agreement), a Lien on and continuing security interest in and to all right, title and interest of the Debtor in, to and under the Collateral wherever located, and whether now existing or hereafter arising or acquired from time to time. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly paid in full in cash.

2.2Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Debtor covenants, warrants and represents that:

(a)No financing statement covering any of the Collateral is on file in any public office, or land or financing records except for financing statements in favor of Secured Party.  Debtor is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

(b)The security interest granted to Secured Party hereunder shall constitute a valid attached and perfected first lien security interest upon the Collateral.  Debtor shall not, and Secured Party does not authorize Debtor to, sell, lease, license, or assign any interest in the Collateral.  Debtor shall

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not grant or otherwise permit any other Lien to be created or remain on any Collateral, other than Permitted Liens.

(c)Debtor will maintain the Collateral in good order and condition, ordinary wear and tear accepted, and will use, operate and maintain the Collateral in compliance with all Laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Debtor will promptly notify Secured Party in writing of any litigation involving or affecting the Collateral which Debtor knows or has reason to believe is pending or threatened. Debtor will promptly pay when due all Taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Debtor’s sole expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Debtor or Secured Party.

(e)(i)  Debtor will maintain at all times (and whether the applicable Collateral is in the possession of Debtor, Secured Party, a third party or otherwise) insurance on the Collateral as required by the Credit Agreement.

(ii)  Debtor acknowledges and agrees that the security interest hereunder includes a security interest in any and all proceeds of such policies and, when there is a loss resulting from any casualty or event with respect to (A) the Bridgeport Fuel Cells and/or the Facility and the damage or destruction relating to such casualty or event exceeds $1,000,000 and/or (B) the Additional Fuel Cells, Debtor authorizes and empowers Secured Party (if in Secured Party’s discretion it elects to do so) to adjust or compromise any loss under such policies and to collect and receive all such proceeds and Debtor hereby appoints Secured Party as Debtor’s attorney‑in‑fact for such purposes. Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to Debtor and Secured Party jointly. Debtor authorizes and empowers Secured Party to execute and endorse in Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.

(iii)  After deduction from any proceeds of such policies of all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: (A) if (I) the loss is resulting from any casualty or event with respect to the Bridgeport Fuel Cells and/or the Facility and the damage or destruction relating to such casualty or event does not exceed $1,000,000, (II) no Default or Event of Default exists, (III) Debtor shall have delivered evidence satisfactory to Secured Party that the Bridgeport Fuel Cells and/or the Facility, as applicable, can be fully repaired and restored at least four (4) months prior to the Maturity Date for the same purposes the Bridgeport Fuel Cells and the Facility were utilized prior to such casualty or event and Debtor will otherwise remain in compliance with all of the terms and conditions of the Loan Documents, (IV) the work is performed under a guaranteed maximum price contract satisfactory to Secured Party in accordance with plans and specifications and a budget satisfactory to Secured Party and in compliance with all Laws, (V) if the net proceeds are insufficient to replace, repair, restore and rebuild the Bridgeport Fuel Cells and/or the Facility, as applicable, to substantially the same value, condition and character as existed prior to such casualty or event (a “Restoration”), Debtor shall have deposited with Secured Party the amount by which the cost of Restoration exceeds the net proceeds available for such Restoration, and (VI) none of the Facility Documents shall have terminated, or be subject to termination, as a result of the casualty or event, then Secured Party shall release the net proceeds to Debtor and Debtor shall effect a Restoration of the Bridgeport Fuel Cells and/or the Facility, as applicable; and (B) if (I) the loss is resulting from any casualty or event with respect to the Bridgeport Fuel Cells and/or the Facility and the damage or destruction relating to such casualty or event exceeds $1,000,000, (II) the loss is resulting

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from any casualty or event with respect to the Additional Fuel Cells, or (III) a Default or Event of Default exists, then Secured Party may, in its sole discretion, apply the loss proceeds (less expenses of collection) to the Obligations in accordance with Section 8.03 of the Credit Agreement, whether or not such Obligations are due, or hold such proceeds as a cash collateral reserve against the Obligations, or apply such proceeds to the Restoration of the Collateral, or release the same to Debtor, but no such application, holding in reserve or release shall cure or waive any Default or Event of Default; provided, that if the loss is resulting from any casualty or event with respect to the Additional Fuel Cells and Debtor provides Secured Party with replacement collateral in form and amount satisfactory to Secured Party in its sole discretion, then after Secured Party has a perfected Lien on such replacement collateral, Secured Party will release the net proceeds of such loss to Debtor.  In the event that Secured Party elects to permit Debtor to use the proceeds to effect a Restoration of the Collateral under subclause (B) of the immediately preceding sentence, then such net proceeds shall be deposited in a segregated account of Debtor at Secured Party subject to the sole order of (and under the control of) Secured Party and pledged as security for the Loan and shall be disbursed therefrom by Secured Party in such manner and at such times and subject to such conditions as Secured Party deems appropriate to complete such Restoration; provided, however, that if an Event of Default shall occur at any time after Secured Party has elected to permit Debtor to apply such proceeds to the Restoration of the Collateral or before or after a Restoration has commenced or prior to such deposit of the net proceeds, then thereupon Secured Party shall have the option to apply all remaining net proceeds as a credit against such of the Obligations, whether matured or unmatured, in accordance with Section 8.03 of the Credit Agreement.

(iv)  Debtor hereby indemnifies Secured Party against any third party claim relating to (A) any loss or damage to the Collateral not insured by Debtor or (B) any deficiency in any effective insurance coverage required to be maintained by Debtor pursuant to this Agreement, which indemnification obligation shall constitute part of the Obligations. Secured Party shall not be liable for any insufficiency in the insurance coverage of Debtor.

(f)All books and records pertaining to the Collateral are located at the Business Premises and Debtor will not change the location of such books and records without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. Debtor shall make notations, satisfactory to Secured Party, on its books and records disclosing the existence of Secured Party’s security interest in the Collateral.

(g)Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Secured Party may request to vest in, and maintain and preserve, Secured Party’s perfected security interest and rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.  Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that it has a security interest in the chattel paper.

(h)Debtor shall cooperate with Secured Party to obtain and keep in effect one or more control agreements (in form and substance satisfactory to Secured Party) in deposit account, electronic chattel paper, investment property and letter‑of‑credit rights Collateral.

(i)Debtor authorizes Secured Party to file financing statements covering the Collateral (including without limitation financing statements which describe any or all of the Collateral and/or indicate that the financing statement covers “all assets” or “all personal property” (or the like) of Debtor and any amendments and continuations thereof, and containing such legends as Secured Party shall deem necessary or desirable to protect Secured Party’s interest in the Collateral. Debtor agrees to pay all

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Taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof.

(j)Whenever required by Secured Party, Debtor shall promptly deliver to Secured Party, with all endorsements and/or assignments required by Secured Party, all instruments, chattel paper, guaranties and the like received by Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

(k)Debtor shall not file any amendments, correction statements or termination statements with respect to any Uniform Commercial Code financing statements concerning the Collateral without the prior written consent of Secured Party.

(l)If any Collateral arises out of a contract with the United States Government or any department, agency or instrumentality thereof, Debtor shall immediately notify Secured Party thereof and shall execute and deliver to Secured Party specific assignments of those contracts and the related United States Government accounts of Debtor, and shall do such other things as may be satisfactory to Secured Party in order that all sums due and to become due to Debtor under such contract shall be duly assigned to Secured Party in accordance with the Federal Assignment of Claims Act (31 United States Code §3727; 41 United States Code §15) as in effect on the date hereof and as hereafter amended and/or any other applicable Laws and regulations relating to the assignment of governmental obligations. Payments on United States Government contracts or United States Government accounts which have been specifically assigned to Secured Party by means of a direct assignment, as provided herein, shall be made directly to Secured Party, for payment to the Obligations. The separate assignment of specific United States Government contracts to Secured Party, as contemplated herein, shall not be deemed to limit Secured Party’s security interest to the payments under those particular United States Government contracts and the related United States Government accounts, but rather Secured Party’s security interest shall extend to any and all United States Government contracts and the related United States Government accounts and proceeds thereof, now or hereafter owned or acquired by Debtor. During the term of this Agreement, Debtor agrees and covenants not to make any assignment of any of the United States Government contracts to any party other than Secured Party without Secured Party’s prior written consent.

(m)In the event that Collateral is in the possession of, or located on premises owned by, a third party, Debtor shall obtain a Lien Waiver from such third party.

(n)With respect to any Collateral which is subject to a certificate of title, Debtor shall:  (i) cause a certificate of title to be issued perfecting the security interest of Secured Party; and (ii) not cause or permit a certificate of title to be issued in another state which does not list Secured Party’s security interest.

(o)If Debtor shall at any time acquire a commercial tort claim, as defined in the Uniform Commercial Code, Debtor shall promptly notify Secured Party, in a writing signed by Debtor, of the brief details of the commercial tort claim and shall grant to Secured Party a security interest therein and in all proceeds thereof in accordance with the terms of this Agreement.  All terms and provisions of such written notification and grant of such security interests shall be in form and content satisfactory to Secured Party.

(p)If any part of the Collateral is or becomes a fixture, Debtor will, upon written demand, furnish Secured Party with a disclaimer, release or subordination agreement, in form and content satisfactory to Secured Party, signed by all persons having an interest in the real property or any interest in such Collateral.

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(q)The Collateral consisting of the letter‑of‑credit rights include without limitation the right to draw under letters of credit, to effect which rights a power of attorney is hereby granted by Debtor to Secured Party (which power of attorney shall be coupled with an interest).

2.3[Intentionally omitted]

2.4Care of Collateral. Debtor shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against any account debtor or other parties with prior interests in the Collateral.

2.5Replacement Collateral.

(a)Schedule I automatically shall be, and shall be deemed to have been, updated and supplemented to include (i) all fuel cells and fuel cell modules located at 1366 Railroad Avenue, Bridgeport, Connecticut and/or utilized or comprising the Facility, and (ii) all fuel cells and fuel cell modules identified on any Schedule I Supplement (as defined herein).  From time to time, but in any event after the occurrence of any restacking of any fuel cells and/or fuel cell modules, Debtor shall provide Secured Party with a supplement to Schedule I (each, a “Schedule I Supplement”), each of which Schedule I Supplements shall identify all fuel cells and fuel cell modules located at 1366 Railroad Avenue, Bridgeport, Connecticut and/or utilized or comprising the Facility by serial number, make and model.

(b)From time to time, Debtor shall be permitted to replace the then existing Additional Fuel Cells with replacement fuel cells and fuel cell modules (“Replacement Fuel Cells”) of at least equivalent make, model and value; provided, that, (i) Debtor shall have provided Secured Party with a supplement to Schedule II (each, a “Schedule II Supplement”), each of which Schedule II Supplements shall identify all Replacement Fuel Cells by serial number, make and model, (ii) Debtor shall have provided to Secured Party copies of all documentation transferring title to such Replacement Fuel Cells to Debtor (and such documentation shall be acceptable to Secured Party), (iii) Debtor shall have provided to Secured Party updated Uniform Commercial Code lien searches and state and federal tax lien searches on such Persons and in such jurisdictions and locales as Secured Party shall have requested, (iv) all creditors having a security interest and/or Lien in or to the Replacement Fuel Cells shall have released and terminated such security interest and/or Lien pursuant to documentation and other filings of record satisfactory to Secured Party, and (v) an amendment adding the Replacement Fuel Cells to, and deleting the then existing Additional Fuels Cells from, the Uniform Commercial Code financing statement covering the then existing Additional Fuel Cells shall have been filed with the State Corporation Commission of the Commonwealth of Virginia or such other filing offices as Secured Party may elect in its discretion.

2.6Authorization and Power‑of‑Attorney.  Debtor authorizes Secured Party to request other secured parties of Debtor to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Debtor. Debtor hereby designates and appoints Secured Party and its designees as attorney‑in‑fact of Debtor, IRREVOCABLY and with power of substitution, with authority to endorse Debtor’s name on requests to other secured parties of Debtor for accountings, confirmations of collateral and confirmations of statements of account.  Debtor shall pay or reimburse Secured Party upon demand for any charges resulting from any of the foregoing requests.  Nothing in this Section shall be deemed to be Secured Party’s consent to such Persons’ status as a secured party, which would be a violation of Section 2.2(b).

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3.REPRESENTATIONS AND WARRANTIES.  To induce Secured Party to enter into this Agreement, Debtor represents and warrants to Secured Party that:

3.1State of Organization and Legal Name.  Debtor’s state of organization and exact legal name are set forth in the first paragraph of this Agreement.

3.2Legal Existence.  Debtor is a limited liability company duly organized and legally existing under the laws of the State of Virginia, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

3.3Authority. Debtor has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company and other action, and no consent or approval of any Person, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

3.4Binding Agreement.  This Agreement has been duly and properly executed by Debtor, constitutes the valid and legally binding obligation of Debtor and is fully enforceable against Debtor in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.5Place of Business; Name; State of Organization; Location of Goods.

(a)Debtor’s principal place of business and chief executive office is located at the Business Premises and has been located at such location continuously for at least the past five (5) years (or since such Debtor’s formation if formed within such five (5) year period).  Debtor currently does not have, and in the past has not had, any other offices or places of business other than the Business Premises.  Debtor does not have, and has not had, any legal or fictitious name.  Debtor’s exact legal name and state/commonwealth of organization are as set forth in the first paragraph of this Agreement.  Debtor does not use, and has not used, any other name (legal or otherwise) in the conduct of its business other than it will be changing its name to Bridgeport Fuel Cell, LLC after the date hereof in accordance with Section 6.24 of the Credit Agreement.  Debtor has not changed its state of organization, been a party to a merger and/or otherwise changed its identity or structure, except in connection with the Acquisition.  All Collateral consisting of inventory, equipment or other goods (except the Additional Fuel Cells) is presently located in the following places: 1366 Railroad Avenue, Bridgeport, Connecticut.

(b)The Additional Fuel Cells are presently located at the Business Premises, and Debtor shall not move or relocate the Additional Fuel Cells from the Business Premises without (i) the prior written consent of Secured Party, and (ii) providing a Lien Waiver with respect to each new location for the Additional Fuel Cells.  At all times, the Additional Fuel Cells shall: (i) be located in a locked area of the Business Premises; (ii) be segregated from all other fuel cells and fuel cells modules located at the Business Premises; and (iii) be identified as the collateral of Secured Party.

3.6Licenses and Permits.  Debtor has all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business, and is duly qualified and licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operations of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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3.7Government Contracts.  Debtor is not now, and has not been within the past three (3) years, in receipt of any communication from any officer or employee of the United States Government regarding Debtor’s actual or possible disqualification, suspension or debarment from contracting with the United States Government.  Further, Debtor has no knowledge, in relation to the obtaining, formation, pricing, performance, billing or administration of any one of its contracts with the United States Government of:  (a) a violation of Law, regulation or contract provision, or any such fact(s) or circumstance(s) reasonably indicating any such violation; (b) a pending or threatened investigation; (c) an existing or threatened adverse audit finding, whether draft or final; (d) an existing or threatened cost disallowance or finding of defective pricing; (e) a pending or threatened claim or action seeking a fine, penalty or damages; (f) a communication regarding, or actual initiation of, payment withholding or suspension, setoff, recoupment or debt collection; or (g) a contract termination or a communication reasonably indicating the potential for such a termination.

3.8Perfection and Priority of Collateral.  Upon the execution of this Agreement, Secured Party has, or upon proper recording of any financing statement, the execution of any control agreement or delivery of Collateral to Secured Party’s possession, will have and will continue to have as security for the Obligations, a valid and perfected first priority Lien on, and security interest in, all Collateral and the proceeds thereof, free of all other Liens, claims and rights of third parties whatsoever, except Permitted Liens.

3.9Commercial Purpose.  The Loan is not a “consumer transaction” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal family or household purposes.

3.10Title to Properties.  Debtor has good and marketable title to the Collateral, and all of the Collateral is free and clear of Liens.

3.11Survival; Representations and Warranties.  All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing Date.

4.AFFIRMATIVE COVENANTS.  Debtor covenants and agrees with Secured Party that, until all Obligations have been indefeasibly paid in full, Debtor will:

4.1Extraordinary Loss.  Promptly notify Secured Party in writing of any event (other than general market conditions) causing extraordinary loss or depreciation of the value of the Collateral and the facts with respect thereto.

4.2Further Assurances and Corrective Instruments.  Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Secured Party from time to time such supplements hereto and such other instruments and documents as may be requested by Secured Party to protect and preserve the Collateral, Secured Party’s security interest therein, perfection of Secured Party’s security interest and/or Secured Party’s rights and remedies hereunder.

5.NEGATIVE COVENANTS.  Debtor covenants and agrees with Secured Party that, until all Obligations have been indefeasibly paid in full Debtor will not, directly or indirectly, without Secured Party’s prior written consent:

5.1Change of Name.  (i) Change the limited liability company name of Debtor, other than to Bridgeport Fuel Cell, LLC in accordance with Section 6.24 of the Credit Agreement, or (ii) change or open any office or place of business or location of any inventory, other goods or other Collateral.

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5.2Trade Names; State of Incorporation.  (i) Use any trade name other than each Debtor’s true corporate name, or (ii) change Debtor’s state of formation.

5.3Leases.  Become liable as lessee with respect to any lease of any property (real, personal or mixed), except for the Ground Lease or as otherwise expressly permitted by the Credit Agreement.

6.EVENTS OF DEFAULT.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.1The occurrence of an Event of Default (as defined therein) under any of the Loan Documents; or

6.2Failure to pay, when and as required to be paid herein, any amount payable hereunder; or

6.3Failure to perform or observe any other covenant or agreement (not specified in Section 6.2 above) contained in this Agreement on Debtor’s part to be performed or observed and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which Debtor became aware of such default or (ii) notice thereof having been given to Debtor by Secured Party.

7.RIGHTS AND REMEDIES

7.1Rights and Remedies of Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, Secured Party may, subject to applicable Law, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Secured Party under applicable Law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a)Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that all Obligations shall automatically become immediately due and payable without presentment, demand for payment, protest or notice of any kind upon the filing by or against any Loan Party of any petition, arrangement, reorganization, or the like under any Debtor Relief Law, and if involuntary, the failure to have the same dismissed within ninety (90) days from the date of filing (and in any event before the entry of an order for relief), or the adjudication of any Loan Party as bankrupt.

(b)Institute any proceeding or proceedings to enforce the Obligations and/or any Liens of Secured Party.

(c)Take possession of the Collateral, and for that purpose enter upon (and remain without liability to pay any rent or occupancy charge) any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, Debtor HEREBY WAIVING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING OR PROCESS WITH RESPECT TO REPOSSESSION OF COLLATERAL, and/or require Debtor, at Debtor’s expense, to assemble and deliver the Collateral to such place or places as Secured Party may designate.  Debtor shall make available to Secured Party all premises necessary for Secured Party’s taking

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possession (whether under this paragraph or otherwise) of the Collateral or for removing or putting the Collateral in saleable form.

(d)Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Debtor in order to continue or complete performance of Debtor’s obligations under any contracts of Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom; and sell or otherwise dispose of any or all of the Collateral (whether such‑disposition is at Debtor’s premises or not at such premises) upon such terms and under such conditions as Secured Party, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the fullest extent permitted by applicable Law.

(e)Enforce Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to:  (a) notify and/or require Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Debtor’s expense and subject to Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Debtor; (b) require Debtor to segregate and hold in trust for Secured Party and, on the day of Debtor’s receipt thereof, transmit to Secured Party in the exact form received by Debtor (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (c) establish and maintain at Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of Secured Party and which shall be subject to the imposition of such customary charges as are imposed by Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part. Secured Party’s collection and enforcement of Collateral against any account debtor and other persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

(g)Locate, disable or to take possession of any applicable Collateral by electronic, digital, magnetic or wireless optical electromagnetic or similar means after giving any notices required under applicable Law.

7.2Power of Attorney.  Effective upon the occurrence and during the continuance of any Event of Default, Debtor hereby designates and appoints Secured Party and its designees as attorney‑in‑fact of Debtor, IRREVOCABLY and with power of substitution, with full power and authority in the place and stead of Debtor to: endorse Debtor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to assign or otherwise transfer ownership of, or otherwise dispose of, any patents, patent applications, trademarks, trademark applications, copyrights and copyright applications and/or any other Collateral; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved by Debtor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is

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IRREVOCABLE so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

7.3Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require Secured Party to give Debtor no more than ten (10) days’ prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral and Secured Party shall have the right to do so.

7.4Costs and Expenses. Debtor agrees to pay to Secured Party on demand the amount of all expenses paid or incurred by Secured Party in connection with the exercise or enforcement of any of its rights or remedies hereunder, under the Loan Documents or under applicable Law, all expenses, including reasonable attorneys’ fees and court costs paid or incurred by Secured Party in exercising or enforcing any of its rights or remedies hereunder, under the Loan Documents or under applicable Law, together with interest on all such amounts at the Default Rate (collectively, the “Enforcement Costs”).  Until indefeasibly paid in full, all such Enforcement Costs shall be added to and included in the Obligations and secured by the security interest and Liens granted hereunder.  The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

7.5Voting, etc.  Effective upon the occurrence and during the continuance of an Event of Default, Secured Party may (but shall have no obligation to) vote, collect dividends (and other distributions) and otherwise exercise any rights of ownership with respect to any Collateral consisting of investment property.

7.6Certain Matters with Respect to the Collateral.  To the extent that any one or more applicable Laws impose duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account Debtor and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all of any portion of the applicable Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to purchase insurance or creditor enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Debtor acknowledges that the purpose of this paragraph is to provide non‑exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the Uniform Commercial Code in Secured Party’s exercise of

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remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this paragraph.  Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this paragraph.

7.7Grant of License.  Debtor hereby grants to Secured Party an irrevocable, non‑exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license or sublicense any patents, trademarks, copyrights, or other licenses with respect to any of the foregoing, now owned or licensed or hereafter acquired or licensed by Debtor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, that the foregoing grant shall exclude any licenses granted to Debtor under the O&M Agreement. Notwithstanding the foregoing, the use of such license or sublicense by Secured Party shall be exercised, at the option of Secured Party, and only after occurrence and during the continence of an Event of Default; provided that any license, sublicense or other transaction entered into by Secured Party in accordance herewith shall be binding upon Debtor notwithstanding any subsequent cure of an Event of Default.

8.MISCELLANEOUS

8.1Performance for Debtor.  Debtor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Debtor, without prior notice to Debtor, in order to insure Debtor’s compliance with any covenant, warranty, representation or agreement of Debtor made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Debtor’s obligations under any contracts of Debtor, to cover overdrafts in any checking or other accounts of Debtor at Secured Party or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or Taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Debtor; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made nor relieve Debtor of any such Event of Default. Debtor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the Default Rate.  All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

8.2Expenses.  Whether or not any of the transactions contemplated hereby shall be consummated, Debtor agrees to pay to Secured Party on demand the amount of all expenses paid or incurred by Secured Party (including the reasonable fees and expenses of its counsel) in connection with the filing or recordation of all financing statements and instruments as may be required by Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer Taxes and other costs and Taxes incident to recordation of any document or instrument in connection herewith.  Debtor agrees to save harmless and indemnify Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer Taxes, recording costs or any other expenses incurred by Secured Party in connection with this

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Agreement. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

8.3Applications of Payments and Collateral.  Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Loan Party may be applied by Secured Party to any of the Obligations, whether matured or unmatured, in accordance with Section 8.03 of the Credit Agreement.  Secured Party may defer the application of any non‑cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected under Subsection 2.3 hereof, to the Obligations until cash proceeds are actually received by Secured Party.

8.4Waivers by Debtor.  Debtor hereby waives, to the extent the same may be waived under applicable Law:  (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Debtor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable Law; (c) all claims of Debtor for failure of Secured Party to comply with any requirement of applicable Law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable Law; (d) all rights of redemption of Debtor with respect to the Collateral; (e) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non‑payment and all exemptions and all rights to the marshaling of assets; (g) any and all other notices or demands which by applicable Law must be given to or made upon Debtor by Secured Party; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (i) all rights of Debtor to demand that Secured Party release account Debtor from further obligation to Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Debtor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.5Waivers by Secured Party.  Neither any failure nor any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable Law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.6Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off, without the need for notice or demand, against any Obligations (whether or not matured) due Secured Party, any debt owing to Debtor by Secured Party, including, without limitation, any funds in any checking or other account now or hereafter maintained by Debtor at Secured Party.  Debtor hereby confirms Secured Party’s right to banker’s lien and setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Secured Party’s right of banker’s lien and setoff.

8.7Modifications.  No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Secured Party to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Debtor in any case shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.

8.8Notices.  Any notice, demand, statement, request, or consent made hereunder shall be made in accordance with Section 10.02 of the Credit Agreement.

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8.9Applicable Law and Consent to Jurisdiction.  This Agreement has been delivered to and accepted by Secured Party and will be deemed to be made in the State of Connecticut. This Agreement will be interpreted in accordance with the laws of the State of Connecticut excluding its conflict of laws rules. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT SITTING IN HARTFORD COUNTY AND OF THE UNITED STATES DISTRICT COURT OF CONNECTICUT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  DEBTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST DEBTOR OR ANY LOAN PARTY OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION.  DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

8.10Survival: Successors and Assigns.  All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive the Closing Date and shall continue in full force and effect until all Obligations have been paid in full in cash.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  All covenants, agreements, representations and warranties by or on behalf of Debtor which are contained in this Agreement and the Loan Documents shall be binding upon Debtor and its successors and assignors inure to the benefit of Secured Party and its successors and assigns. Debtor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Secured Party.

8.11Severability.  If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

8.12Merger and Integration.  This Agreement, the attached Schedules and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party

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hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

8.13WAIVER OF JURY TRIAL.  EACH OF DEBTOR AND SECURED PARTY HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SECURED PARTY AND DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR‑CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY DEBTOR AND DEBTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND DEBTOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.14PJR WAIVER.  DEBTOR EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND EACH TRANSACTION RELATED TO IT IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.  DEBTOR HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER FEDERAL OR STATE LAW AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO THE SECURED PARTY OBTAINING A PREJUDGMENT REMEDY.  DEBTOR FURTHER WAIVES ANY REQUIREMENT OR OBLIGATION OF THE SECURED PARTY TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY SECURED PARTY.  DEBTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE OR HAS HAD THE OPPORTUNITY TO RETAIN COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

8.15Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.16Headings.  The headings and sub‑headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

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8.17Recitals.  The Recitals hereto are hereby incorporated into and made a part of this Agreement.

8.18“Continuing” Event of Default. An Event of Default shall be deemed to be “continuing” for all purposes of this Agreement and the other Loan Documents, notwithstanding any purported curing of such Event of Default, unless, prior to the receipt by Debtor of a notice from Secured Party stating that Secured Party shall have elected to accelerate the Obligations, Debtor hall have cured such Event of Default to the satisfaction of Secured Party and so notified Secured Party and Secured Party shall have accepted such cure in writing or Secured Party shall have waived such Event of Default in writing.

8.19Termination of Liens. Upon the termination of this Agreement and the indefeasible payment in full of the Obligations, Secured Party shall, within twenty (20) days following Debtor’s written request to Secured Party, (i) release control of any security interest in the Collateral perfected by control, and (ii) send to Borrower Uniform Commercial Code financing statement amendments terminating any Uniform Commercial Code financing statements filed against Debtor and the Collateral.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS

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Exhibit 10.5

IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the date first above written.

DEBTOR:

DOMINION BRIDGEPORT FUEL CELL, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

	By:	FuelCell Energy, Inc.
	Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to Security Agreement]

Schedule I

Bridgeport Fuel Cells

All fuel cells and fuel cell modules located at 1366 Railroad Avenue, Bridgeport, Connecticut and/or utilized or comprising the Facility, including, without limitation, the Five (5) DFC3000 fuel cell power plants listed below:

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Schedule II

Additional Fuel Cells

Two (2) SureSource 3000 modules, identified by Serial number C1420-143 and C1420-146.

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